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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                                  Avigen, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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                                       1.
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                                  AVIGEN, INC.
                            1301 HARBOR BAY PARKWAY
                           ALAMEDA, CALIFORNIA 94502
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 2001
                             ---------------------

To the Stockholders of Avigen, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Avigen, Inc., a Delaware corporation, will be held on Friday, November 16, 2001 at 9:00 a.m. local time at the offices of Avigen, 1301 Harbor Bay Parkway, Alameda, California 94502, for the following purposes:

          (1) To elect one (1) director to hold office until the 2004 Annual Meeting of Stockholders.

          (2) To approve Avigen's 1996 Non-Employee Directors' Stock Option Plan, as amended, to increase the number of shares of common stock subject to automatic annual grants from 7,500 shares to 10,000 shares.

          (3) To ratify the selection of Ernst & Young LLP as independent auditors of Avigen for its transitional period ending December 31, 2001.

          (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on September 26, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Thomas J. Paulson
                                          Thomas J. Paulson
                                          Secretary

Alameda, California
October 11, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  AVIGEN, INC.
                            1301 HARBOR BAY PARKWAY
                           ALAMEDA, CALIFORNIA 94502

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 16, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Avigen, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on November 16, 2001 at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1301 Harbor Bay Parkway, Alameda, California 94502. Avigen intends to mail this proxy statement and accompanying proxy card on or about October 11, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     Avigen will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Avigen may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Avigen. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of common stock at the close of business on September 26, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 26, 2001 Avigen had outstanding and entitled to vote 19,959,959 shares of common stock.

     Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

     Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which Avigen is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

     The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

  FOR SHARES REGISTERED IN YOUR NAME

     Stockholders of record may go to http://www.voteproxy.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-PROXIES and following the recorded instructions.

  FOR SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

     Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than Avigen's proxy card.

     A number of brokers and banks are participating in a program that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in such program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at http://www.proxyvote.com.

  GENERAL INFORMATION FOR ALL SHARES VOTED VIA THE INTERNET OR BY TELEPHONE

     Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Standard Time on November 15, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Avigen at Avigen's principal executive office, 1301 Harbor Bay Parkway, Alameda, California 94502, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     In August 2001 the Board approved a change of Avigen's fiscal year end from June 30th of each year to December 31st of each year, commencing with December 31, 2001. Accordingly, Avigen expects next year's annual meeting to occur in the month of May or June 2002. The deadline for submitting a stockholder proposal for inclusion in Avigen's proxy statement and form of proxy for Avigen's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is a reasonable time before Avigen begins to print and mail its proxy materials for that annual meeting. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than 60 days, nor earlier than 90 days, prior to Avigen's 2002 Annual Meeting of Stockholders; provided, however, that if the date of Avigen's 2002 Annual Meeting of Stockholders is not publicly announced at least 70 days prior to such annual meeting, then stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than 10 days following the public announcement of the date of such annual meeting. Stockholders are also advised to review Avigen's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

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

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Avigen's Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     The Board is presently composed of five members. There is one director in the class whose term of office expires in 2001. The nominee for election to this class, Dr. John Monahan, is currently a director of Avigen who was previously elected by the stockholders. If elected at the Annual Meeting, the nominee would serve until the 2004 Annual Meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

  CLASS III DIRECTOR

  John Monahan, Ph.D.

     John Monahan, Ph.D., 54, has served as President, Chief Executive Officer and a director of Avigen since its inception in 1992. Prior to joining Avigen, Dr. Monahan was Vice President of Research and Development at Somatix Therapy Corporation, a gene therapy company, from 1989 to 1992, where he was responsible for the initiation and development of all research programs. From 1983 to 1988, he was Director of Molecular and Cell Biology at Berlex Laboratories, a pharmaceutical company. From 1981 to 1983, he was Group Research Chief at Hoffmann-LaRoche, a pharmaceutical company. Dr. Monahan received his Ph.D. in biochemistry from McMaster University, Hamilton, Canada and his B.S. in science from University College, Dublin, Ireland.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

  CLASS I DIRECTORS

  Zola Horovitz, Ph.D.

     Zola Horovitz, Ph.D., 67, has served as a director of Avigen since November 1994. From 1991 through May 1994, Dr. Horovitz served as Vice President, Business Development and Planning and from 1990 to 1991 as Vice President, Licensing at Bristol-Myers Squibb Co. ("Bristol-Myers"), a pharmaceutical and healthcare products company. Prior to this, Dr. Horovitz served from 1959 through 1989 in various positions at the Squibb Institute for Medical Research, including Vice President, Research, Planning & Scientific Liaison, Vice President, Drug Development, and Vice President, Biological and Pharmaceutical R&D. Dr. Horovitz currently serves on the board of directors of BioCryst Pharmaceuticals, Inc., Diacrin, Inc., Genaera

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

Corporation, Paligent Inc., Synaptic Pharmaceutical Corporation and 3-Dimensional Pharmaceuticals, Inc., all of which are biotechnology companies. From 1975 through 1993 Dr. Horovitz served on the Scientific Advisory Council at Princeton University and from 1976 through 1989 on the Advisory Board of Rutgers University College of Pharmacy. Dr. Horovitz received a Ph.D. in Pharmacology, and both an M.S. in Pharmacology and B.S. in Pharmacy from the University of Pittsburgh.

  Yuichi Iwaki, M.D., Ph.D.

     Yuichi Iwaki, M.D., Ph.D., 52, has served as a director of Avigen since November 1994. Since 1992, Dr. Iwaki has held two professorships at the University of Southern California School of Medicine in the Departments of Urology, Pathology and Surgery, and is Director of the Transplantation Immunology and Immunogenetic Laboratory. In addition, he holds visiting professorships at the University of California, Irvine College of Medicine, Nihon University School of Medicine in Japan and the University of Pittsburgh School of Medicine. Prior to joining the University of Southern California School of Medicine faculty in 1992, Dr. Iwaki held professorships at the University of Pittsburgh in the Departments of Surgery and Pathology from 1989 through 1991 and was the director of the transplantation laboratory. Dr. Iwaki received an M.D. and a Ph.D. from Sapporo Medicine School in Sapporo, Japan.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

  CLASS II DIRECTORS

  Philip J. Whitcome, Ph.D.

     Philip J. Whitcome, Ph.D., 53, has served as a director of Avigen since December 1992. In April 1995, Dr. Whitcome was elected Chairman of the Board and from March 1996 to December 1996 he served as acting Chief Financial Officer. From 1988 to 1994, Dr. Whitcome was President and Chief Executive Officer of Neurogen Corporation, a biopharmaceutical company. From 1981 to 1988, Dr. Whitcome was employed at Amgen Inc. ("Amgen"), a biopharmaceutical company, including service as Director of Strategic Planning. Prior to joining Amgen, he served as Manager of Corporate Development for Medical Products at Bristol-Myers, and held research and marketing management positions with the Diagnostics Division of Abbott Laboratories, a pharmaceutical and medical products company. Dr. Whitcome holds a Ph.D. in Molecular Biology from the University of California at Los Angeles, an M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. in Physics from Providence College.

  John K.A. Prendergast, Ph.D.

     John K.A. Prendergast, Ph.D., 47, is a co-founder of Avigen and has served as a director of Avigen since December 1992. He is currently President of SummerCloud Bay Inc., a consulting firm providing services to the biotechnology industry. From December 1992 to March 1996, Dr. Prendergast served as a Vice President and the Treasurer of Avigen. Dr. Prendergast is a co-founder and director of AVAX Technology, Inc. and Palatin Technology Inc. ("Palatin"), both of which are biopharmaceutical companies. Dr. Prendergast is currently chairman of the board of directors of Palatin and DGI Biotechnologies, Inc., a privately held biopharmaceutical company. Dr. Prendergast received M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended June 30, 2001 the Board held seven meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with Avigen's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, oversees the independence of the independent auditors, evaluates the independent auditors' performance, and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Drs. Horovitz, Iwaki and Prendergast. It met five
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

times during such fiscal year. All members of Avigen's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee is governed by a written Audit Committee Charter approved by the Board, a copy of which is attached hereto as Appendix A.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under Avigen's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two outside directors: Drs. Horovitz and Prendergast. It met three times during such fiscal year.

     The Board has no standing Nominating Committee or any committee performing the functions of such committee.

     During the fiscal year ended June 30, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

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

                                   PROPOSAL 2

                  APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTORS'
                         STOCK OPTION PLAN, AS AMENDED

     In March 1996, the Board adopted, and the stockholders subsequently approved, Avigen's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). As a result of an amendment in August 2000, which the stockholders subsequently approved, there are 300,000 shares of common stock reserved for issuance under the Directors' Plan.

     In August 2001, the Board amended the Directors' Plan, subject to stockholder approval, to increase the number of shares of common stock subject to automatic annual grants under the Directors' Plan from 7,500 shares to 10,000 shares. The Board adopted this amendment in order to better be able to attract and retain qualified independent Board members.

     As of June 30, 2001, options (net of canceled or expired options) covering an aggregate of 130,000 shares of Avigen's common stock had been granted under the Directors' Plan. Only 170,000 shares of common stock (plus any shares that might in the future be returned to the Directors' Plan as a result of cancellations or expiration of options or the reacquisition by Avigen of issued shares) remained available for future grant under the Directors' Plan.

     Stockholders are requested in this Proposal 2 to approve the Directors' Plan, as amended by the directors in August 2001. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors' Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Directors' Plan are outlined below:

GENERAL

     The Directors' Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

     The Board adopted the Directors' Plan to provide a means by which non-employee directors of Avigen may be given an opportunity to purchase stock in Avigen, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Avigen. Three of the current directors of Avigen are eligible to participate in the Directors' Plan.

ADMINISTRATION

     The Board administers the Directors' Plan. The Board has the power to construe and interpret the Directors' Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the option.

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

     The Board has the power, which it has not yet exercised, to delegate administration of the Directors' Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Directors' Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

STOCK SUBJECT TO THE DIRECTORS' PLAN

     An aggregate of 300,000 shares of common stock is reserved for issuance under the Directors' Plan. If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Directors' Plan.

ELIGIBILITY

     The Directors' Plan provides that options may be granted only to non-employee directors of Avigen. A "non-employee director" is defined in the Directors' Plan as a director of Avigen who is not otherwise an employee of Avigen or any affiliate.

TERMS OF OPTIONS

     The following is a description of the terms of options under the Directors' Plan. Individual option grants may not be more restrictive as to the terms described below.

     Automatic Grants. An option to purchase 15,000 shares of Avigen's common stock is automatically granted to each person who is elected for the first time to be a non-employee director of Avigen. In addition, options to purchase 7,500 shares of Avigen's common stock (10,000 shares if this Proposal 2 is passed) are automatically granted at each annual meeting of Avigen's stockholders to each non-employee director who has served for the entire preceding year, or a prorated number of options for each non-employee director who has served for less than the full preceding year.

     Exercise Price; Payment. The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant.

     The exercise price of options granted under the Directors' Plan must be paid in one of the following manners: (i) in cash at the time the option is exercised, (ii) by delivery of other common stock of Avigen or (iii) a combination of (i) and (ii).

     Repricing. In the event of a decline in the value of Avigen's common stock, the Board does not have the authority to offer optionees the opportunity to replace outstanding higher priced options with new lower priced options.

     Option Exercise. Options granted under the Directors' Plan become exercisable ("vest") with respect to one-third of such shares on each anniversary of the date of grant, provided that the optionee has continuously served as a non-employee director or employee of or consultant to Avigen ("service"). The Board does not have the power to accelerate the time during which an option may vest or be exercised. Options granted under the Directors' Plan do not permit exercise prior to vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Avigen to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned common stock of Avigen or by a combination of these means.

     Term. The term of options under the Directors' Plan is 10 years. Options under the Directors' Plan terminate 12 months after termination of the optionee's service unless the optionee dies before the optionee's service has terminated, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionee may designate a beneficiary who may exercise the option following the optionee's death. The option term is not extended in the event that exercise of the option within these periods is prohibited.

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

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as determined by the Board.

RESTRICTIONS ON TRANSFER

     During the lifetime of the optionee, an option may be exercised only by the optionee or a transferee pursuant to a qualified domestic relations order.

ADJUSTMENT PROVISIONS

     Transactions not involving receipt of consideration by Avigen, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class(es) and number of shares of common stock subject to the Directors' Plan and outstanding options. In that event, the Directors' Plan will be appropriately adjusted as to the class(es) and the maximum number of shares of common stock subject to the Directors' Plan, and outstanding options will be adjusted as to the class(es), number of shares and price per share of common stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Directors' Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of Avigen, specified types of merger, or other corporate reorganization ("change in control"), the vesting and the time during which options outstanding under the Directors' Plan may be exercised will be accelerated. An outstanding option will terminate if the optionee does not exercise it before a change in control.

     The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Avigen.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Directors' Plan will terminate on March 28, 2006.

     The Board may also amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of Avigen within 12 months before or after its adoption by the Board if the amendment would change any provision of the Directors' Plan in any way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of any securities exchange listing requirements. However, the Board may not amend the Plan more than once every six months with respect to the provisions of the Plan that relate to the amount, price and timing of grants, other than to comport with changes in the Code, or applicable regulations or rulings thereunder. The Board may submit any other amendment to the Directors' Plan for stockholder approval.

FEDERAL INCOME TAX INFORMATION

     Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences.

     There are no tax consequences to the optionee or Avigen by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. If the optionee becomes an employee, Avigen is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, Avigen will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee.
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

     Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

NEW PLAN BENEFITS

     Subject to the stockholders' approval of this Proposal 2, options to purchase a total of 30,000 shares of common stock will be granted to all non-employee directors as a group on the date of the Annual Meeting. If the stockholders' approval of this Proposal 2 is not obtained, options to purchase a total of 22,500 shares of common stock will be granted to all non-employee directors as a group on the date of the Annual Meeting under the terms of the Directors' Plan as currently in effect.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     In August 2001 the Board approved a change of Avigen's fiscal year end from June 30th of each year to December 31st of each year, commencing with December 31, 2001. The Board has selected Ernst & Young LLP as Avigen's independent auditors for the transition period beginning July 1, 2001 and ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited Avigen's financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     AUDIT FEES. During the fiscal year ended June 30, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of Avigen's financial statements for such fiscal year and for the review of Avigen's interim financial statements was $90,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended June 30, 2001, Ernst & Young LLP did not perform any information technology consulting services for Avigen.

     ALL OTHER FEES. During the fiscal year ended June 30, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees was $47,200.

     The Audit Committee has determined the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.

     Stockholder ratification of the selection of Ernst & Young LLP as Avigen's independent auditors is not required by Avigen's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Avigen and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Avigen's common stock as of August 15, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Avigen as a group; and (iv) all those known by Avigen to be beneficial owners of more than five percent of its common stock.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Avigen believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Percentage of beneficial ownership is based on 19,949,879 shares of Avigen common stock outstanding as of August 15, 2001, adjusted as required by rules promulgated by the Securities and Exchange Commission. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o Avigen at the address on the first page of this proxy statement.

                                                                     BENEFICIAL OWNERSHIP
                                                              -----------------------------------
                      BENEFICIAL OWNER                        NUMBER OF SHARES   PERCENT OF TOTAL
                      ----------------                        ----------------   ----------------
DIRECTORS AND EXECUTIVE OFFICERS
Philip J. Whitcome, Ph.D.(1)................................       584,621             2.85%
John Monahan, Ph.D.(2)......................................       343,960             1.71%
Yuichi Iwaki, M.D., Ph.D.(3)................................       214,521             1.07%
Thomas J. Paulson(4)........................................       141,396                *
John K.A. Prendergast, Ph.D.(5).............................        87,020                *
Kenneth G. Chahine, Ph.D.(6)................................        64,841                *
Alan McClelland, Ph.D.(7)...................................        52,499                *
Janice Castillo(8)..........................................        39,062                *
Zola Horovitz, Ph.D.(9).....................................        36,790                *
All executive officers and directors as a group (11
  persons)(10)..............................................     1,622,365             7.70%
5% STOCKHOLDERS
Pictet Global Sector Fund Management Company(11)............     1,705,976             8.53%
  Bd Georges-Favon 29
  P.O. Box 5130
  1204 Geneva
  Switzerland
Gardner Lewis Asset Management Group(12)....................     1,211,044             6.07%
  285 Wilmington -- West Chester Pike
  Chadds Ford, PA 19317
Capital Research and Management Group(13)...................     1,050,000             5.26%
  333 South Hope Street
  Los Angeles, CA 90071

---------------

  *  Less than one percent.

 (1) Includes 567,434 shares issuable upon the exercise of options held by Dr. Whitcome that are exercisable within 60 days of the date of this table. Also includes 17,187 shares of common stock held by the Whitcome Family Trust. Dr. Whitcome is a trustee of the Whitcome Family Trust and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (2) Includes 112,656 shares issuable upon the exercise of options held by Dr. Monahan that are exercisable within 60 days of the date of this table. Also includes 115,652 shares held in the name of Dr. Monahan's former spouse and for which Dr. Monahan has voting rights.

 (3) Includes 17,075 shares issuable upon the exercise of options held by Dr. Iwaki that are exercisable within 60 days of the date of this table, as well as 148,371 shares of common stock and warrants to purchase 997 shares of common stock held by the Iwaki Family Limited Partnership. Dr. Iwaki is a partner of the Iwaki Family Limited Partnership and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 5,130 shares and warrants to purchase 3,221 shares of common stock held by Aries Domestic Fund, L.P., and warrants to purchase 36,084 shares of common stock held by Iwaki & Associates. Dr. Iwaki is a director of Aries Domestic Fund and partner of Iwaki & Associates and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (4) Includes 115,041 shares issuable upon the exercise of options held by Mr. Paulson that are exercisable within 60 days of the date of this table.

 (5) Includes 28,412 shares issuable upon the exercise of options held by Dr. Prendergast that are exercisable within 60 days of the date of this table.

 (6) Includes 64,841 shares issuable upon the exercise of options held by Dr. Chahine that are exercisable within 60 days of the date of this table.

 (7) Includes 52,499 shares issuable upon the exercise of options held by Dr. McClelland that are exercisable within 60 days of the date of this table.

 (8) Includes 39,062 shares issuable upon the exercise of options held by Ms. Castillo that are exercisable within 60 days of the date of this table.

 (9) Includes 36,790 shares issuable upon the exercise of options held by Dr. Horovitz that are exercisable within 60 days of the date of this table.

(10) Includes shares described in the notes above, as applicable. Includes an aggregate of 1,131,767 shares issuable upon exercise of certain options and warrants which certain executive officers and directors of Avigen have the right to acquire within 60 days of the date of this table.

(11) Represents shares held by Pictet Global Sector Fund Management Company and its affiliates and warrants to purchase 45,536 shares of common stock.

(12) Represents shares held by Gardner Asset Management Group ("Gardner") and its affiliates. Includes 17,100 shares with respect to which Gardner has shared voting power.

(13) Represents shares held by Capital Research and Management Group and its affiliates.

                                   MANAGEMENT

EXECUTIVE OFFICERS OF AVIGEN

     The names of the executive officers of Avigen and certain information about them are set forth below:

NAME                                         AGE                    POSITION
----                                         ---                    --------
Philip J. Whitcome, Ph.D. ................   53    Chairman of the Board
John Monahan, Ph.D. ......................   54    President, Chief Executive Officer and
                                                   Director
Thomas J. Paulson.........................   55    Vice President, Finance, Chief Financial
                                                   Officer and Secretary
Alan McClelland, Ph.D. ...................   45    Vice President, Research and Development
Kenneth G. Chahine, J.D., Ph.D. ..........   36    Vice President, Business Development
Janice Castillo...........................   54    Vice President, Regulatory Affairs
Elliott Grossbard, M.D. ..................   53    Vice President, Clinical Affairs
Frederick A. Johnson, Ph.D. ..............   56    Vice President, Operations

     Biographical information about Drs. Whitcome and Monahan is set forth under Proposal 1 above.

     Thomas J. Paulson was appointed Vice President, Finance, Chief Financial Officer and Secretary of Avigen effective September 20, 1996. Prior to joining Avigen, Mr. Paulson was president of Paulson Associates, a biotechnology consulting firm. From its inception in 1989 until 1994, Mr. Paulson was Chief Financial Officer of Neurogen Corporation, a pharmaceutical company. From 1986 to 1989, he was Director of Finance at CibaCorning Diagnostics, Gilford Systems, a diagnostics instrument company. From 1984 to 1986, Mr. Paulson served as financial director at Quidel Corporation, a biotechnology company. From 1971 to 1984, Mr. Paulson held various financial management positions at Abbott Laboratories, a pharmaceutical and medical products company. Mr. Paulson holds an M.B.A. from the University of Chicago Graduate School of Business and a B.B.A. in Accounting from Loyola University in Chicago.

     Alan McClelland, Ph.D., was appointed Vice President, Research and Development in April 1999. From 1997 until joining Avigen, Dr. McClelland was Vice President of Research at Genetic Therapy, Inc., a biotechnology company, and from 1992 to 1997 served as its Director of Molecular and Cell Biology. From 1985 to 1992 Dr. McClelland held various research scientist positions with Molecular Therapeutics, Inc., a research and discovery unit of Bayer AG. Dr. McClelland conducted postdoctoral research at Yale University, and holds a Ph.D. from the University of London. Dr. McClelland graduated with a first class honors B.S. degree in Molecular Biology from the University of Edinburgh, Scotland.

     Kenneth G. Chahine, J.D., Ph.D., joined Avigen in 1998 and was appointed Vice President, Business Development in January 1999. Prior to joining Avigen, Dr. Chahine worked at the patent law firm of Madson & Metcalf, P.C. in Salt Lake City from 1994 to 1998. Between 1992 and 1993, Dr. Chahine worked as a research scientist at Parke-Davis Pharmaceuticals, a pharmaceutical company, and held another research scientist post at the University of Utah Department of Human Genetics from 1994 through 1996. Dr. Chahine also serves as Western Regional News and Legal Correspondent for Nature Biotechnology. Dr. Chahine holds a J.D. from the University of Utah and a Ph.D. in Biochemistry and Molecular Biology form the University of Michigan.

     Janice Castillo was appointed Vice President, Regulatory Affairs in July 2000. Prior to joining Avigen, Ms. Castillo was Vice President, Regulatory Affairs at Elan Pharmaceuticals, Inc., a pharmaceutical company, from 1998 to 2000. From 1983 to 1998, Ms. Castillo held various regulatory affairs positions at Genentech, Inc. ("Genentech"), a biotechnology company, including Senior Director from 1993 to 1997 and Senior Director of Product Development from 1997 to 1998. From 1977 to 1983, Ms. Castillo held various regulatory affairs positions at Ortho Pharmaceuticals, a pharmaceutical company. Ms. Castillo earned her B.S. in Biology from Duquesne University in Pittsburgh, Pennsylvania.

     Elliott Grossbard, M.D., was appointed Vice President, Clinical Affairs in October 2000. Prior to joining Avigen, Dr. Grossbard performed clinical work at Memorial Sloan-Kettering Medical Center in New York City. Dr. Grossbard also held senior research and medical affairs positions at Hoffmann-LaRoche, a pharmaceutical company, Genentech, a biotechnology company, and Scios Inc., a biopharmaceutical company. Dr. Grossbard received his undergraduate and M.D. degrees from Columbia University and a Master of Laws from Yale University.

     Frederick A. Johnson, Ph.D., was appointed Vice President, Operations in July 2000. Dr. Johnson joined Avigen in March 1998 as Director of Quality Assurance, Quality Control and Documentation. Prior to joining Avigen, Dr. Johnson was Senior Consultant and West Coast Manager with Vectech, Inc., a pharmaceutical consulting firm, from 1994 to 1998. Dr. Johnson holds a Ph.D. in Biological Chemistry from the University of Michigan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires Avigen's directors and executive officers, and persons who own more than ten percent of a registered class of Avigen's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Avigen. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Avigen with copies of all Section 16(a) forms they file.

     To Avigen's knowledge, based solely on a review of the copies of such reports furnished to Avigen and written representations that no other reports were required, during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of Avigen receives $12,000 in cash, paid in equal quarterly installments, as compensation for his services as a member of the Board (plus $500 for each committee meeting attended by committee members). In the fiscal year ended June 30, 2001, the total compensation paid to non-employee directors was $46,000. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and Committee meetings in accordance with Avigen's policy.

     Each non-employee director of Avigen also receives stock option grants under the Directors' Plan. Only non-employee directors of Avigen or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by Avigen not to qualify as incentive stock options under the Code.

     Option grants under the Directors' Plan are non-discretionary. On the date of the Annual Meeting of Stockholders each year, each member of the Board who is not an employee of Avigen and has served as a non-employee director since the previous year's Annual Meeting of Stockholders is automatically granted under the Directors' Plan, without any further action by Avigen, the Board or the stockholders of Avigen, an option to purchase 7,500 shares of common stock of Avigen (which will be increased to 10,000 shares if Proposal 2 is passed). If the non-employee director has not served as a director since the previous year's Annual Meeting of Stockholders he or she shall be automatically granted an option to purchase the number of shares of common stock of Avigen (rounded up to the nearest whole share) determined by multiplying 7,500 shares (which will be increased to 10,000 shares if Proposal 2 is passed) by a fraction, the numerator of which is the number of days the person continuously has been a non-employee director as of the date of such grant and the denominator of which is 365. Each director who is elected for the first time to be a non-employee director of Avigen is automatically granted under the Directors' Plan, without any further action by Avigen, the Board or the stockholders of Avigen, an option to purchase 15,000 shares upon the date of initial election to the Board whether by the Board or stockholders of Avigen. No other options may be granted at any other time under the Directors' Plan.

     The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Directors' Plan may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 33% of the option shares, 34% of the option shares shall become exercisable two years after the date of grant, and 33% shall become exercisable three years after the date of grant, in accordance with its terms. The term of options granted under the Directors' Plan is ten years. The Directors' Plan will terminate in March 2006, unless earlier terminated by the Board.

     In the event of a merger, consolidation, reorganization, dissolution, liquidation, sale of substantially all of the assets of Avigen, or certain other changes in the beneficial ownership of Avigen's securities representing at least 50% change of such ownership, the options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such event.

     During the last fiscal year, Avigen granted options covering 7,500 shares to each non-employee director of Avigen (Drs. Horovitz, Iwaki and Prendergast) at an exercise price per share of $40.75, the fair market value of such common stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of August 15, 2001, options to purchase 20,000 shares have been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

  SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended June 30, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, Avigen's Chief Executive Officer and its other four most highly compensated executive officers at June 30, 2001 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION(1)
                                                                        ----------------------------
                                                 ANNUAL COMPENSATION    SECURITIES      ALL OTHER
                                                 --------------------   UNDERLYING    COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)   OPTIONS(#)       ($)(2)
      ---------------------------         ----   ---------   --------   ----------   ---------------
John Monahan, Ph.D. ....................  2001    300,000    300,507     150,000          2,155
  President and Chief Executive           2000    250,000    150,000     150,000          2,155
  Officer                                 1999    210,000     50,000      50,000          2,236
Thomas J. Paulson.......................  2001    210,000    100,507     100,000          6,874(3)
  Vice President, Finance and             2000    180,000     75,000     100,000          6,874(4)
  Chief Financial Officer                 1999    167,000     30,000      30,000          6,874(5)
Alan McClelland, Ph.D.(6)...............  2001    210,000    100,507     100,000          1,833
  Vice President, Research and            2000    190,000     75,000     100,000         15,395(7)
  Development                             1999    190,000         --     120,000         28,272(8)
Kenneth G. Chahine, Ph.D.(9)............  2001    175,000    100,507     100,000          1,467
  Vice President, Business                2000    140,000     75,000     100,000          1,467
  Development                             1999    126,459     17,500      77,500          1,464
Janice Castillo(10).....................  2001    210,000     40,507     185,000          1,733
  Vice President, Regulatory              2000         --         --          --             --
  Affairs                                 1999         --         --          --             --

---------------

 (1) Avigen has no restricted stock awards, stock appreciation rights (SARs) or long-term incentive plans (LTIPs).

 (2) Except as otherwise indicated, represents insurance premiums paid by Avigen with respect to term life insurance for the benefit of the named executive.

 (3) $5,094 represents insurance premiums paid by Avigen with respect to long term disability insurance for the fiscal year ended June 30, 2001.

 (4) $5,094 represents insurance premiums paid by Avigen with respect to long term disability insurance for the fiscal year ended June 30, 2000.

 (5) $5,094 represents insurance premiums paid by Avigen with respect to long term disability insurance for the fiscal year ended June 30, 1999.

 (6) Dr. McClelland became an executive officer of Avigen in April 1999. His annualized salary for the fiscal year ended June 30, 1999 was approximately $190,000.

 (7) $13,562 represents payment of non-exempt relocation expenses for Dr. McClelland for the fiscal year ended June 30, 2000.

 (8) $27,814 represents payment of non-exempt relocation expenses for Dr. McClelland for the fiscal year ended June 30, 1999.

 (9) Dr. Chahine became Vice President, Business Development in January 1999.

(10) Ms. Castillo became Vice President, Regulatory Affairs in July 2000. Her annualized salary for the fiscal year ended June 30, 2001 was approximately $210,000.

                       STOCK OPTION GRANTS AND EXERCISES

     Avigen has granted options to: its executive officers and directors under its 1993 Stock Option Plan (the "1993 Plan"), 1996 Equity Incentive Plan (the "1996 Plan") and 2000 Equity Incentive Plan (the "2000 Plan"); to non-employee directors of Avigen under the Directors' Plan (collectively, the "Plans"); and to the chairman of Avigen under a "stand-alone" grant outside of the Plans (the "Chairman's Grant"). As of June 30, 2001, options to purchase a total of 3,905,559 shares were outstanding under the Plans and the Chairman's Grant and options to purchase a total of 3,856,161 shares remained available for grant under the 1996 Plan, the 2000 Plan and the Directors' Plan. In March 1996, the Board determined that no further options would be granted under the 1993 Plan.

     The following tables show for the fiscal year ended June 30, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                                 -----------------------                           POTENTIAL REALIZABLE VALUE
                                 NUMBER OF    % OF TOTAL                             AT ASSUMED ANNUAL RATES
                                 SECURITIES    OPTIONS                                   OF STOCK PRICE
                                 UNDERLYING   GRANTED TO   EXERCISE                     APPRECIATION FOR
                                  OPTIONS     EMPLOYEES    OR BASE                       OPTION TERM(1)
                                  GRANTED     IN FISCAL     PRICE     EXPIRATION   ---------------------------
NAME                               (#)(2)      YEAR(3)      ($/SH)       DATE         5%($)          10%($)
----                             ----------   ----------   --------   ----------   ------------   ------------
John Monahan, Ph.D. ...........   150,000        8.89%      14.625      3/8/11      1,379,638      3,496,273
Thomas J. Paulson..............   100,000        5.93%      14.625      3/8/11        919,758      2,330,848
Alan McClelland, Ph.D. ........   100,000        5.93%      14.625      3/8/11        919,758      2,330,848
Kenneth G. Chahine, Ph.D. .....   100,000        5.93%      14.625      3/8/11        919,758      2,330,848
Janice Castillo................   110,000        6.52%      42.500      7/4/10      2,940,082      7,450,746
                                   75,000        4.44%      14.625      3/8/11        689,819      1,748,136
                                  -------       -----                               ---------      ---------
  Total for Ms. Castillo:......   185,000       10.96%                              3,629,901      9,198,882

---------------

(1) The potential realizable value is based on the term of the option at the time of grant (10 years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the Securities and Exchange Commission. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.

(2) Options granted become exercisable at the rate of 6.25% of the shares subject to the option each quarter for four years. The options expire 10 years from the date of grant, or earlier upon termination of employment.

(3) Based on 1,687,513 options granted to employees of Avigen during the fiscal year ended June 30, 2001.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                               NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                               OPTIONS AT FY-END(#)    OPTIONS AT FY-END($)
                              SHARES ACQUIRED      VALUE           EXERCISABLE/            EXERCISABLE/
NAME                          ON EXERCISE(#)    REALIZED($)      UNEXERCISABLE(1)        UNEXERCISABLE(2)
----                          ---------------   -----------   ----------------------   --------------------
John Monahan, Ph.D. ........      25,000          313,625         74,217/308,283         794,459/1,636,479
Thomas J. Paulson...........      12,000          361,260         89,102/205,784       1,260,684/1,098,750
Alan McClelland, Ph.D. .....      45,000          912,674         18,749/241,251              --/1,598,750
Kenneth G. Chahine,
  Ph.D. ....................      25,000          591,320         37,653/224,847         299,203/1,400,798
Janice Castillo.............          --               --         20,625/164,375                --/515,625

---------------

(1) Reflects shares vested and unvested at June 30, 2001.

(2) Fair market value of Avigen's common stock at June 30, 2001 ($21.50) minus the exercise price of the options.

             EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     In August 1992, Avigen entered into an employment agreement with John Monahan, Avigen's President and Chief Executive Officer. The employment agreement provides for, among other items: (i) a minimum base salary of at least $150,000 per year and (ii) severance payments and benefits at the standard compensation rate for 12 months or until new employment in the gene therapy field is commenced, unless termination is for just cause. The employment agreement automatically renews for successive one year periods unless 30 days' prior written notice is provided by either party or unless terminated by either party for just cause.

     In August 1996, Avigen entered into an employment agreement with Thomas J. Paulson, Avigen's Vice President and Chief Financial Officer. The employment agreement provides for, among other items: (i) a minimum base salary of $160,000 and (ii) an option to purchase 100,000 shares of Avigen's common stock at a price and vesting schedule to be determined by the Board.

     Avigen has established the Management Transition Plan. Under this plan, all executive officers and certain non-officers of Avigen will receive salary and benefits under certain change of ownership situations. Officers will receive up to eighteen months of salary and benefits continuation if terminated within eighteen months following a "Change in Control" as defined in the Management Transition Plan.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

     The Audit Committee of the Board in fiscal 2001 consisted of Drs. Horovitz, Iwaki and Prendergast. Under currently applicable rules, all members are independent. The Board has adopted a written charter for the Audit Committee, which is attached to this notice as Appendix A.

     The Audit Committee oversees Avigen's financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of Avigen's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Avigen including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee discussed with Avigen's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of Avigen's internal controls, and the overall quality of Avigen's financial reporting. The Audit Committee held five meetings during fiscal 2001.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as Avigen's independent auditors for the transition period ending December 31, 2001.

                                          AUDIT COMMITTEE

                                          Zola Horovitz, Ph.D.
                                          Yuichi Iwaki, M.D., Ph.D.
                                          John K.A. Prendergast, Ph.D.

---------------

     (1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Avigen under the Securities Act or Exchange Act.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(2)

     The Compensation Committee of the Board of Directors is currently composed of Drs. Horovitz and Prendergast, neither of whom are currently officers or employees of Avigen. The Compensation Committee is responsible for establishing Avigen's compensation programs for all employees, including executives. For executive officers, the Compensation Committee evaluates performance and determines compensation policies and levels.

  COMPENSATION PHILOSOPHY

     The primary goal of the compensation program is to align compensation with business objectives and performance. Avigen's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Avigen and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this philosophy are:

     - Avigen pays competitively with biotechnology companies with which Avigen competes for talent.

     - Avigen maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

     - Avigen provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to Avigen's business challenges and opportunities as owners and not just as employees.

     BASE SALARY. The Compensation Committee annually reviews each executive officer's base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry and (5) competitive pay practices.

     BONUS. Avigen believes that executive performance may be maximized via a system of annual incentive awards. The actual incentive awards earned depend on the extent to which Avigen and individual performance objectives are achieved. During the fiscal year, the Compensation Committee will review and approve the annual performance objectives for Avigen and the individual officers. Avigen's objectives consist of operating, strategic and financial goals that are considered to be critical to Avigen's overall goal: building stockholder value. For the next fiscal year the Board of Directors determined that the primary goals in building stockholder value were:

     - understanding, identifying and developing products in the research pipeline as candidates for clinical testing

     - implementing strategies relating to the development of manufacturing capacity for clinical testing

     - establishing strategic corporate collaborations to facilitate product development and provide support for clinical testing

     - identifying additional potential uses for products which are currently under development

---------------

     (2) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Avigen under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     LONG-TERM INCENTIVES. Avigen's long-term incentive program consists of the Plans. The Plans utilize vesting periods (generally four years) to encourage key employees to continue in the employ of Avigen. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Plans generally is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if Avigen's common stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the biotechnology industry and Avigen's philosophy of significantly linking executive compensation with stockholder interests.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Monahan's base salary, bonus and grant of stock options were determined in accordance with the criteria described in the "Base Salary," "Bonus" and "Long Term Incentives" sections of this report. Dr. Monahan's Base Salary of $300,000 reflects the Board's subjective assessment of (1) his performance, (2) his skills in relation to other CEOs in Avigen's industry, (3) the Board's confidence in Dr. Monahan's ability to lead Avigen's continued development and
(4) the Board's assessment of Avigen's performance. Considering these factors, the Compensation Committee set Dr. Monahan's base annual salary through the fiscal year ending June 30, 2001 at $300,000.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN NAMED EXECUTIVE OFFICERS

     Section 162(m) of the Code limits Avigen to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year will exceed $1 million. Therefore, the Compensation Committee has not established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation."

                                          From the Compensation Committee:

                                          Zola Horovitz, Ph.D.
                                          John K.A. Prendergast, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Drs. Horovitz and Prendergast served as members of the Compensation Committee during the fiscal year ended June 30, 2001. Dr. Prendergast was an executive officer of Avigen from December 1992 to 1995.

     None of Avigen's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Avigen's Board or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on June 30, 1996 for (i) Avigen's common stock, (ii) the Nasdaq Stock Market (U.S.) ("Nasdaq") and (iii) the American Stock Exchange Biotechnology Index ("AMEX Biotech"). All values assume reinvestment of the full amount of all dividends and are calculated as of June 30 of each year:



                              (Performance Graph)

--------------------------------------------------------------------------------
                       6/28/96   6/30/97   6/30/98   6/30/99   6/30/00   6/29/01
--------------------------------------------------------------------------------
 Avigen                100.00     50.00     50.00     85.71    626.79    307.14
 Nasdaq                100.00    121.69    159.89    226.67    334.69    182.38
 AMEX Biotech(2)       100.00    101.31    104.38    152.36    457.94    434.82
--------------------------------------------------------------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Avigen under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The AMEX Biotechnology Index is calculated using an equal-dollar weighing methodology.

                              CERTAIN TRANSACTIONS

     Avigen has entered into indemnity agreements with certain officers and directors which provide, among other things, that Avigen will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Avigen, and otherwise to the fullest extent permitted under Delaware law and Avigen's Bylaws.

                                 OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Thomas J. Paulson
                                          Thomas J. Paulson
                                          Secretary

October 11, 2001

A COPY OF AVIGEN'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2001 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, AVIGEN, INC., 1301 HARBOR BAY PARKWAY, ALAMEDA, CALIFORNIA 94502.

                                                                      APPENDIX A

                                  AVIGEN, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

ORGANIZATION

     The Audit Committee of the Board of Directors of Avigen, Inc. (the "Company") shall consist of at least three members of the Board of Directors (the "Board"). The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee shall:

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

     - Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the auditors.

     - Evaluate, together with the Board, the performance of the independent auditors and, if determined by the Audit Committee, recommend that the Board replace the independent auditors.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

     - Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

     - Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

     - Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

     - Review accounting and financial human resources planning within the Company.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

     - Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

     - Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     - Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

     The operation of the Audit Committee shall be subject to the Bylaws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

                                  AVIGEN, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF THE STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 16, 2001


        The undersigned hereby appoints PHILIP J. WHITCOME and THOMAS J. PAULSON, and each of them, as the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of the stock of Avigen, Inc., a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Avigen, Inc. to be held at 1301 Harbor Bay Parkway, Alameda, California on Friday, November 16, 2001, at 9:00 a.m. local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR ON THE REVERSE SIDE OF THIS PROXY CARD.

[X]     PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

PROPOSAL 1: To elect one director to hold office until the 2004 Annual Meeting of Stockholders.

[ ]   WITH AUTHORITY to vote for    [ ]  WITHHOLD AUTHORITY to vote     NOMINEE:
      the nominee listed at              for the nominee listed         John Monahan, Ph.D.
      right                              at right

                           (Continued on other side)




                                       1.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2 AND PROPOSAL 3.

PROPOSAL 2:   To approve an amendment to the Company's 1996 Non-Employee             FOR      AGAINST   ABSTAIN
              Directors' Stock Option Plan to increase the number of
              shares of common stock subject to automatic annual grants              [ ]        [ ]       [ ]
              from 7,500 shares to 10,000 shares.

PROPOSAL 3:   To ratify the selection of Ernst & Young LLP as                        FOR      AGAINST   ABSTAIN
              independent auditors of the Company for its transitional
              period ending December 31, 2001.                                       [ ]        [ ]       [ ]


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


                                    Dated                                 , 2001
                                          -------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                                    Signature(s)



                                       2.

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS [   ]


                                       3.